Exhibit 16.1

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	STARLINK AI ACQUISITION CORPORATION

Commissioners:

We have read the statements made by STARLINK AI ACQUISITION CORPORATION under the caption “CHANGE IN AUDITOR” included in the Amendment No. 3 to Form S-1 filed with the Securities and Exchange Commission on April 24, 2026, and we agree with such statements insofar as they relate to our firm.

We have no basis to agree or disagree with other statements contained therein.

Very truly yours,

Guangdong Prouden CPAs GP

By:	/s/ Alvin Yan
Authorized Signatory